Exhibit 99.1

[FANNIE MAE LOGO]

Statement by Daniel H. Mudd
President and CEO
July 13, 2008

Fannie Mae appreciates today’s announcements and the expressions of support for the GSEs as shareholder-owned companies that play a critical role in the U.S. housing finance system. We are grateful for the leadership of Secretary Paulson and Chairman Bernanke. We look forward to working with Treasury, OFHEO and Congress on swift passage of the new legislative proposals, as well as the important initiatives underway to assist homeowners and help restore stability to the housing market. We continue to hold more than adequate capital reserves and maintain access to liquidity from the capital markets. Given the market turmoil, having options to access provisional sources of liquidity if needed will help to strengthen overall confidence in the market. We will continue to do our part to provide liquidity, stability and affordability to the housing market now and in the future.

Contact: Brian Faith

202-752-6720

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This statement contains forward-looking statements, which are statements about matters that are not historical facts. Although Fannie Mae believes that the expectations set forth in these statements are reasonably based, the company’s future operations and its actual performance may differ materially from what is indicated in the forward-looking statements in this statement. Factors that could cause actual results to differ materially from these statements include the company’s results of operations for the remainder of 2008; changes in accounting principles or practices, including changes in the rules governing qualified special purpose entities; recording a valuation allowance for its deferred tax asset; continued impairments of its assets; changes in investor confidence in the company; the effect of proposed and pending legislation. Additional factors that could cause actual results to differ materially from these statements are detailed in Fannie Mae’s quarterly report on Form 10-Q for the first quarter of 2008 and its annual report on Form 10-K for the year ended December 31, 2007, including in each case the “Risk Factors” section, as well as the company’s reports on Form 8-K. These periodic and current reports, as well as all other forms that Fannie Mae has filed with the SEC, can also be obtained on the company’s web site at www.fanniemae.com/ir/sec/.